UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 22, 2016

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	000-25020	77-0388249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1222 Vine Street, Paso Robles, CA 93446
(Address of Principal Executive Offices) (Zip Code)

805-369-5200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Heritage Oaks Bancorp (the "Company"), a bank holding company and the parent of Heritage Oaks Bank, issued a press release today announcing that it has amended its previously announced agreement for the repurchase of up to $5,000,000 of its outstanding common stock pursuant to a written plan compliant with Rule 10b5-1 and Rule 10b-18. Repurchase program activity pursuant to the amended plan may commence on August 6, 2016 and will continue in effect until February 8, 2017 or expire earlier upon completion of the repurchase of $5,000,000 of the Company's common stock in addition to what has been already purchased under the program, as well as under certain other circumstances set forth in the repurchase plan agreement.   In the press release, the Company's Chief Executive Officer noted that one of the reasons for implementing the repurchase program is to utilize capital in a way that is expected to create value for the Company's shareholders. The Company has no obligation to repurchase any shares under this program and may suspend or discontinue it at any time. All shares repurchased as part of the repurchase program will be cancelled and therefore no longer available for reissuance.

Item 9.01. Financial Statements and Exhibits.

99.1 Press release, dated July 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp

Date: July 22, 2016	By:	/s/ JASON CASTLE
Jason Castle
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 22, 2016